EXHIBIT 10.4


                          BREMER FINANCIAL CORPORATION

                1999 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                           Financial Services Director


Contained herein is a detailed outline of the Executive Annual Incentive Compensation Plan which has been designed for the Financial Services Director.

A. Purpose

    1) To provide an annual incentive award to the Financial Services Director for significant contributions toward the achievement of Bremer Financial Corporation's goals and objectives.

    2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B. Eligibility

    1)  Participant will be the Financial Services Director.

C. Plan Year

    1) The Executive Annual Incentive Compensation program will begin on January 1 and will end on December 31.

D. Payment of Award

    1) At year end, formal reviews will be conducted by the appropriate designated management to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, award payments will be recommended and approved.

    2) Award payments will be made in the first quarter following the end of defined incentive plan year.

E. Potential Awards

    1) The maximum potential award, stated as a percentage of base salary, will be 40%.

F. Performance Measures and Determination of Award

    1)  Corporate RORE

        50% of the incentive award will be based upon Corporate RORE. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

                Corporate RORE                               Percentage Award
                --------------                               ----------------

                  Below 13.34                                      -0-
                     13.34        33.3% of max (Threshold)          6.66%
                     13.92                  Plan                   11.32%
                     14.03              66.6% of max               13.32%
                     15.00                 Maximum                 20.00%

    2)  Market Revenue Growth

        25% of the incentive award will be based upon Market Revenue Growth. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the Market Revenue percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

           Market Revenue Growth                            Percentage of Award
           ---------------------                            -------------------

                Below 7.0%                                         -0-
                   7.0%           33.3% of max (threshold)          3.33%
                   9.0%              66.6% of max (Plan)            6.66%
                   11.0%                   Maximum                 10.00%


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    3)  Work Plan Objectives

        25% of the incentive award will be based on achievement of work plan objectives. The work plan objectives should be submitted to the President and CEO of Bremer Financial Corporation ("CEO") for approval. The maximum percentage award for achieving work plan objectives is 10.0% of base salary.

    4)  Modifier: Compliance Ratings

        To ensure that there is appropriate system-wide focus on regulatory compliance issues, incentive awards calculated under this plan may be reduced by up to 25% if the Bremer banks selected for compliance examinations by the OCC during the second half of 1999 do not receive satisfactory compliance ratings.

G. Administration

    1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation ("Board") which shall have sole authority to establish the terms and conditions under which the plan will be administered.

    2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

    3)  Award may be deferred.

H. Administrative Procedures

    1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

        - Employee "A" is added to plan in mid-year so s/he has six (6) months of eligible service.
        - Calculated incentive award is $15,000
        - $15,000 X 6/12 = $7,500

    2) Terminations -- Eligible employees who terminate during the plan year will be handled as follows:

        - Voluntary resignations -- no incentive award.
        - Involuntary terminations for cause -- no incentive award.
        - Involuntary termination without cause -- incentive award prorated by number of months service during current incentive plan year, based on approval by the CEO.
        - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan year.

    3) Change in Position -- Eligible employees who have a change in position during a plan year will have their incentive award calculated under both plan award levels and prorated by the months of service at each level. Both calculations will be based on the salary effective December 31 of the incentive plan year.

    4) Interpolation -- When actual performance falls above threshold and between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

    5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the CEO has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

    6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The CEO has the authority to determine and approve all such exceptions.

I. Amendment and termination

    1) The Board may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.

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                    CALCULATION OF EXECUTIVE INCENTIVE AWARD
                                 Plan Year 1999


----------------------------   -------------------------------------------------
NAME                           TITLE


                                                            Percentage of Salary
                                                               To Be Awarded
                                                               -------------
F-1 - Corporate RORE
--------------------

      Corporate RORE                               ______%      ______________%
      (50% of total award)

      Market revenue growth                        ______%      ______________%
      (25% of total award)

      Work Plan Objectives Achievement Level       ______%      ______________%
      (25% of total award). ATTACH A DESCRIPTION
       OF WORK PLAN OBJECTIVES AND HOW THEY WILL BE
      MEASURED.



Total Award Earned as % of Salary                               ______________%
---------------------------------

X December 31, 1999 Salary                                      $

= 1999 INCENTIVE AWARD                                          $

Compliance Rating Modifier (up to 25% reduction)               ($_____________)

= 1999 NET INCENTIVE AWARD                                      $



Approved:


--------------------------    --------------------------------------------------
Date                          President and CEO of Bremer Financial Corporation


--------------------------    --------------------------------------------------
Date                          Chairman of the Board of Bremer Financial
                              Corporation